Exhibit 10.26

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

[*****] INDICATES OMITTED MATERIAL THAT IS THE

SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

Second Amendment to Amended and Restated Sales Contract

between Dow Europe GmbH and Styron Europe GmbH dated June 17, 2010

This Second Amendment to Amended and Restated Sales Contract (the “Second Amendment”) is made and entered into as of this [    ] day of October, 2012, by and between Dow Europe GmbH (“Seller”) and Styron Europe GmbH (“Buyer”).

A.	Seller and Buyer entered into an Amended and Restated Sales Contract, effective June 17, 2010, for the sale of Polycarbonate grade Bisphenol A (parrabis) in molten form from Seller to Buyer (the “Amended and Restated Bisphenol A Sales Contract”).

B.	Seller and Buyer entered into a First Amendment to the Amended and Restated Bisphenol A Sales Contract, effective as of October 26, 2011 (the “First Amendment”, the Amended and Restated Bisphenol A Sales as amended by the First Amendment, the “Contract”).

C.	Seller and Buyer desire to further amend the Contract in accordance with the terms of this Second Amendment.

NOW, THEREFORE, the Parties hereby agree as follows:

1.        DEFINITIONS

Unless otherwise defined herein, capitalized terms shall have the same meaning ascribed to them in the Contract.

2.        AMENDMENTS

The Parties agree to amend the Contract as follows:

2.1        New Section “Pricing Discount”

As part of the body of the Contract, a new Section, entitled (left column) “Pricing Discount”, with the following content (right column) shall be added:

“Effective as of September 1, 2012 through to and including December 31st 2015, Buyer shall be entitled to a [*****] discount for each ton of Product consumed in a calendar month in excess of [*****] MT, provided that Buyer has purchased and paid for at least the Minimum Monthly Volume (being, in accordance with the First Amendment, [*****] for said calendar month (“Pricing Discount”).

The Pricing Discount shall not be removed or reduced under any circumstance whatsoever prior to and including September 30, 2013, after which date the Pricing Discount may be reassessed in accordance with the below:

(a)	The Pricing Discount will be reduced to [*****] starting with the month following the month in which the monthly CMAI published PC margin WE General Purpose index did exceed [*****] for [*****] ([*****]) consecutive months;

(b)	The Pricing Discount will be removed completely starting with the month following the month in which the monthly CMAI published PC margin WE General Purpose index did exceed [*****] for [*****] ([*****]) consecutive months; and

(c)	After being modified or removed in accordance with sub-section (a) or (b) above, the Pricing Discount will be restated starting with the month following the month in which the CMAI published PC margin WE General Purpose index did fall below 830 Euro/MT for three (3) consecutive months.

Example: If Buyer consumes 7000MT in one calendar month prior to September 30, 2013, the first 4500MT will be priced at the regular formula, the remaining 2500MT will be priced at the regular formula minus the Pricing Discount of 200 Euro/MT, leading to a total discount of 500,000 Euro. If 5000MT are consumed within a calendar month there will be no Pricing Discount on that volume as Buyer has not consumed the Minimum Monthly Volume of 6000MT during that month.

2.2        New Section “Cooperation”

As part of the body of the Contract, a new Section, entitled (left column) “Cooperation”, with the following content (right column) shall be added:

“In an effort to maintain a positive working relationship with regular communication between Seller and Buyer, (a) Buyer shall provide Seller a 4 month rolling forecast, without gross negligent random error or wilful bias, by the 25th of each month to a planner designated by Seller and the Stade site leader for Seller; (b) the rolling 4 month forecasts will be saved on a common SharePoint server (TBD) accessible to both Parties and compared with actual results to compute a forecast variation metric; (c) once each calendar month, Seller and Buyer shall meet to review the respective forecast variation metric, with agreed minutes of each such meeting distributed to both Parties; and (d) Seller and Buyer shall, from time to time and/or as reasonably necessary, discuss any limiting parameters affecting the supply chain, such as raw material markets including the phenol chain, polycarbonate market dynamics, and polycarbonate demand.

In addition, Buyer will use all reasonable efforts that Buyer operations personnel at the Stade PC plant will conduct a daily conference call (excluding Saturdays, Sundays and public holidays in Germany) with Seller on the Stade site to communicate the next 3-day production schedule. The Parties shall be free to, at any time, (i) agree a different time frequency for such conference calls, as well as (ii) release each other from the obligation to conduct and/or attend, as the case may be, such call on any qualifying day, in each case, as they deem appropriate, acting reasonably Save for any unforeseen or unscheduled inability or inexcusable failure to conduct and/or attend (as the case may be) such calls on either side, for instance in the event of short notice or sickness absence of personnel, this call will include at least one member from Buyer’s Stade site, as well as an on-site member from each of the following businesses of Seller in Stade – BPA, Chlor-Alkali, and Site Services (as reasonably needed). Seller shall use all commercially reasonable efforts to communicate to Buyer timely any expected issues that are, or are reasonably likely, in the reasonable judgment of Seller, to prevent Buyer from achieving the scheduled rates. A trend of actual daily production and future daily production schedule (at least 3 days into future) will be maintained by Buyer on a common SharePoint server (TBD) accessible by both Seller and Buyer.”

2.3        New Section “Minor Delays”

As part of the body of the Contract, a new Section, entitled (left column) “Minor Delays”, with the following content (right column) shall be added:

“In no event shall Buyer be entitled to any reduction in (a) the Minimum Monthly Volume or the Minimum Annual Volume, or (b) any service received or to be received by Buyer under any site services or supply contract relating to the Stade facilities, as a result of failure to supply of Seller arising out of or relating to any unplanned outage of less than 6 hours duration per outage, unless such outage occurs more than once, i.e. on more than one (1) occasion, within a period of seven (7) consecutive days.

3.        AGREED GENERAL UNDERSTANDING OF THE SECOND AMENDMENT

For the avoidance of doubt and notwithstanding anything to the contrary contained in the Contract or this Second Amendment, the Parties agree that:

(a)	nothing set forth in this Second Amendment shall relieve Buyer of any Minimum Volume requirement, take or pay or other respective obligations under the Contract; and

(b)	Buyer’s failure to perform any of the obligations set out in the Contract or the Second Amendment, in particular, but not limited to, Buyer’s obligations under the new Section “Cooperation”, shall not entitle Seller under any circumstance whatsoever to withdraw, hold back and/or to not pay the Pricing Discount to the extent that Buyer has qualified for such Pricing Discount in accordance with the terms of the new Section “Pricing Discount”.

4.        GENERAL PROVISIONS

4.1      Effect of this Second Amendment

Except as expressly modified by this Second Amendment, the terms and conditions of the Contract shall remain in full force and effect.

4.2      Further Amendment, Modifications

No amendment to this Second Amendment shall be valid or binding unless and until reduced to writing and executed by each Party’s authorized representative.

4.3      Construction, Severability

This Second Amendment was prepared jointly by the Parties, and no rule that it be construed against the drafter shall have any application in its construction or interpretation. If any provision of this Second Amendment is unenforceable, invalid or prohibited by any applicable law of treaty or court of competent jurisdiction, such provision shall be severed and inoperative but the remaining provisions hereof shall be and remain valid and binding.

IN WITNESS WHEREOF, the parties have executed this Second Amendment to be effective as of the date first above written.

DOW EUROPE GMBH

By:	/s/ Juan Antonio Merino

Name:	Juan Antonio Merino
Commercial Vice President
Title:	Dow Europe GmbH

STYRON EUROPE GMBH

By:	/s/ Marco Levi	09/11/2012

Name:	MARCO LEVI
Title:	MANAGING DIRECTOR

Styron Europe GmbH Zugerstrasse 231 CH-8810 Horgen